   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 20, 1995

                                                       REGISTRATION NO. 33-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------
                       GREEN TREE FINANCIAL CORPORATION
                  (ORIGINATOR OF THE TRUSTS DESCRIBED HEREIN)
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                --------------
                                   41-1263905 (I.R.S. EMPLOYER IDENTIFICATION
                                                      NO.)
           DELAWARE (STATE OR OTHER
       JURISDICTION OF INCORPORATION OR
                ORGANIZATION)
                             1100 LANDMARK TOWERS
                             345 ST. PETER STREET
                       SAINT PAUL, MINNESOTA 55102-1639
                                (612) 293-3400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                --------------
                            JOEL H. GOTTESMAN, ESQ.
                             1100 LANDMARK TOWERS
                             345 ST. PETER STREET
                       SAINT PAUL, MINNESOTA 55102-1639
                                (612) 293-3400

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                --------------
                                  COPIES TO:
       CHARLES F. SAWYER, ESQ. DORSEY &
       WHITNEY P.L.L.P. 220 SOUTH SIXTH
        STREET MINNEAPOLIS, MINNESOTA
             55402 (612) 340-2600
                                  CATHY M. KAPLAN, ESQ. BROWN & WOOD ONE WORLD
                                   TRADE CENTER NEW YORK, NEW YORK 10048 (212)
                                                    839-5531

                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
                                --------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                --------------
                        CALCULATION OF REGISTRATION FEE
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
                                                          PROPOSED
                                             PROPOSED     MAXIMUM
                                 AMOUNT      MAXIMUM     AGGREGATE   AMOUNT OF
    TITLE OF EACH CLASS OF       TO BE    OFFERING PRICE  OFFERING  REGISTRATION
 SECURITIES TO BE REGISTERED   REGISTERED  PER UNIT(1)    PRICE(1)      FEE
--------------------------------------------------------------------------------
 Asset Backed Securities....   $1,000,000      100%      $1,000,000   $344.83
--------------------------------------------------------------------------------
 Limited Guaranty of Green
  Tree Financial
  Corporation...............       (2)          (2)          (2)         (2)

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(1) Estimated solely for the purpose of calculating the registration fee.
(2) No additional consideration will be paid for the Limited Guarantee; accordingly, no additional filing fee is being paid herewith pursuant to Rule 457(n).
                                --------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED OCTOBER 20, 1995

PROSPECTUS

                   GREEN TREE ASSET RECEIVABLES TRUSTS (TOYS)
                           ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES

                                  -----------

                        GREEN TREE FINANCIAL CORPORATION
                             (SELLER AND SERVICER)

                                  -----------

  The Asset-Backed Certificates (the "Certificates") and the Asset-Backed Notes (the "Notes" and, collectively with the Certificates, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on the terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities will include either one or more classes of Certificates or, if Notes are issued as part of a series, one or more classes of Notes and one or more classes of Certificates, as set forth in the related Prospectus Supplement.

  The Certificates and the Notes, if any, of any series of Securities will be issued by a trust (a "Trust") to be formed with respect to such series by Green Tree Financial Corporation ("Green Tree"). The assets of each Trust (the "Trust Property") will include a pool of retail installment sales contracts and promissory notes (the "Contracts") for the purchase of a variety of consumer products, as further described under "Green Tree Financial Corporation" herein (collectively, the "Products"). The Trust Property will also include certain monies paid or payable under the Contracts after the Cutoff Date set forth in the related Prospectus Supplement (the "Cutoff Date"), an assignment of Green Tree's security interests in the Products financed thereby, and certain other property, as more fully described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the Trust Property will include monies on deposit in one or more trust accounts to be established with an Indenture Trustee, which may include a Pre-Funding Account which would be used to purchase additional Contracts (the "Subsequent Contracts") from the Seller from time to time during the Pre-Funding Period specified in the related Prospectus Supplement.

  Each Trust will be formed pursuant to either (i) a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be entered into between Green Tree, as Seller and Servicer, and the Owner Trustee specified in the related Prospectus Supplement (the "Owner Trustee") or (ii) a Trust Agreement (the "Trust Agreement") to be entered into among the Seller, the Owner Trustee and certain other parties as specified in the related Prospectus Supplement. If the Trust is formed pursuant to a Trust Agreement, a Sale and Servicing Agreement (the "Sale and Servicing Agreement") will be entered into among Green Tree, as Seller and Servicer, the Trust and the Backup Servicer (as defined herein). In either case, the Pooling and Servicing Agreement or the Trust Agreement and the Sale and Servicing Agreement are collectively referred to herein as the "Trust Documents." The Notes, if any, of a series will be issued and secured pursuant to an Indenture (the "Indenture") between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee").

  Except as otherwise provided in the related Prospectus Supplement, each class of Securities of any series will represent the right to receive a specified amount of payments of principal and interest on the related Contracts in the manner described herein and in the related Prospectus Supplement. The right of each class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. A series may include two or more classes of Certificates or Notes which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Certificates or Notes entitled to distributions in respect of principal, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. Distributions on Certificates of any series will be subordinated in priority to payments due on the related Notes, if any, to the extent described herein and in the related Prospectus Supplement. The Certificates will represent fractional undivided interests in the related Trust.

  Each class of Securities will represent the right to receive distributions or payments in the amounts, at the rates, and on the dates set forth in the related Prospectus Supplement. The rate of distributions in respect of principal on Certificates and payment in respect of principal on Notes, if any, of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, liquidations and repurchases of Contracts) on the related Contracts.

  If specified in the related Prospectus Supplement, a financial guaranty insurance policy, letter of credit, surety bond, Green Tree guaranty, cash reserve fund, or other form of credit enhancement, or any combination thereof, may be provided with respect to a Trust or any class of Securities.

  Unless otherwise provided in the related Prospectus Supplement, the Certificates and the Notes, if any, of any series initially will be represented by certificates and notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Securities will be represented by book entries on the records of the participating members of DTC. Definitive Securities will be available only under limited circumstances.

  There currently is no secondary market for the Securities. There can be no assurance that any such market will develop or, if it does develop, that it will continue. The Securities will not be listed on any securities exchange.

FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES, SEE "RISK FACTORS" AT PAGE 10 HEREIN AND AT PAGE S-14 IN THE RELATED PROSPECTUS SUPPLEMENT.

                                  -----------

  THE CERTIFICATES REPRESENT INTERESTS IN AND THE NOTES REPRESENT OBLIGATIONS OF THE RELATED TRUST AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF GREEN TREE (EXCEPT TO THE LIMITED EXTENT DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT) OR ANY AFFILIATE OF GREEN TREE.

                                  -----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

  Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

                    THE DATE OF THIS PROSPECTUS IS    , 1995

                             AVAILABLE INFORMATION

  Green Tree, as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which is available for inspection without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of which may be obtained from the Commission at prescribed rates.

                          REPORTS TO SECURITYHOLDERS

  Unless otherwise provided in the related Prospectus Supplement, unless and until Definitive Certificates or Definitive Notes are issued, unaudited monthly and annual reports, containing information concerning each Trust and prepared by the Servicer, will be sent on behalf of the Trust to the Owner Trustee for the Certificateholders, the Indenture Trustee for the Noteholders and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. See "Certain Information Regarding the Securities--Statements to Securityholders" and "--Book-Entry Registration." Certificateholders and Noteholders are collectively referred to herein as the "Securityholders." Certificate Owners or Note Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of any expenses associated with the distribution of such reports, from the Owner Trustee, with respect to Certificate Owners, or the Indenture Trustee, with respect to Note Owners, at the addresses specified in the related Prospectus Supplement. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Green Tree does not intend to send any of its financial reports to Securityholders. The Servicer, on behalf of each Trust, will file with the Commission periodic reports concerning each Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  With respect to any class of Securities that is supported by a Green Tree guaranty, Green Tree's Annual Report on Form 10-K for the year ended December 31, 1994, and Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 1995, which have been filed with the Commission, are hereby incorporated by reference in this Prospectus and the related Prospectus Supplement.

  All documents filed by the Servicer on behalf of each Trust pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the related Securities shall be deemed to be incorporated by reference into this Prospectus and the related Prospectus Supplement and to be a part hereof and thereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the related Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement.

  Green Tree will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Chief Financial Officer, Green Tree Financial Corporation, 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639, telephone number (612) 293-3400.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of each series of Securities. Certain capitalized terms used in this Prospectus Summary are defined elsewhere in this Prospectus and in the related Prospectus Supplement.

Issuer.............................. With respect to each series of Securities, a trust (the "Trust") will be formed by
                                     Green Tree pursuant to either a Pooling and
                                     Servicing Agreement between Green Tree, in
                                     its capacity as Seller and as Servicer (in
                                     such capacity referred to herein as the
                                     "Servicer"), and the Owner Trustee
                                     specified in the related Prospectus
                                     Supplement, or a Trust Agreement between
                                     the Seller, the Owner Trustee specified in
                                     the related Prospectus Supplement and
                                     certain other parties as specified in the
                                     related Prospectus Supplement.
Seller and Servicer................. Green Tree Financial Corporation. See
                                     "Green Tree Financial Corporation."
Owner Trustee....................... The Owner Trustee specified in the related
                                     Prospectus Supplement (the "Owner
                                     Trustee"). See "Description of the Trust
                                     Documents--The Owner Trustee."
Backup Servicer..................... Green Tree may be terminated as Servicer under certain circumstances, at which time
                                     the Backup Servicer specified in the
                                     related Prospectus Supplement (the "Backup
                                     Servicer") will automatically become the
                                     Servicer. See "Description of the Trust
                                     Documents--Servicer Termination Events" and
                                     "--The Backup Servicer."
Indenture Trustee................... With respect to any Series of Securities including one or more classes of Notes, the
                                     Indenture Trustee specified in the related
                                     Prospectus Supplement (the "Indenture
                                     Trustee").
The Certificates.................... Each series of Securities will include one or more classes of Certificates which will
                                     be issued pursuant to the related Trust
                                     Documents.
                                     Unless otherwise specified in the related
                                     Prospectus Supplement, Certificates will be
                                     available for purchase in denominations of
                                     $1,000 and in integral multiples thereof
                                     and will be available in book-entry form
                                     only. Unless otherwise specified in the
                                     related Prospectus Supplement, holders of
                                     Certificates ("Certificateholders") will be
                                     able to receive Definitive Certificates
                                     only in the limited

     circumstances described herein or in the related Prospectus Supplement. See "Certain
     Information Regarding the Securities--Book-
     Entry Registration."
     Unless otherwise specified in the related
     Prospectus Supplement, each class of
     Certificates will have a stated Certificate
     Balance (as defined in the related
     Prospectus Supplement) and will accrue
     interest on such Certificate Balance at a specified rate (with respect to each class of Certificates, the "Pass-Through Rate").
     Each class of Certificates may have a
     different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through
     Rate, or any combination of the foregoing.
     The related Prospectus Supplement will
     specify the Pass-Through Rate for each
     class of Certificates, or the initial Pass-
     Through Rate and the method for determining subsequent changes to the Pass-Through
     Rate.
     A series may include two or more classes of Certificates which differ as to timing of distributions, sequential order, priority of payment, seniority, allocation of loss, Pass-Through Rate or amount of distributions in respect of principal or interest, or as to which distributions in respect of principal or interest on any class may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Contract Pool. In addition, a series may include one or more classes of Certificates ("Strip Certificates") entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions, or (ii) interest distributions, with disproportionate, nominal or no distributions in respect of principal.
     With respect to any series of Securities including one or more classes of Notes, distributions in respect of the
     Certificates may be subordinated in
     priority of payment to payments on the
     Notes, to the extent specified in the
     related Prospectus Supplement.
     If the Seller or Servicer exercises its
     option to purchase the Contracts of a Trust on the terms and conditions described below under "Description of the Trust Documents--
     Termination," Certificateholders will
     receive an amount in respect of the
     Certificates as specified in the related
     Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-
     Funding Account (as such term is defined in the related Prospectus Supplement, the
     "Pre-Funding Account"),

                                     Certificateholders will receive a
                                     distribution in respect of principal on or
                                     immediately following the end of the
                                     funding period specified in the related
                                     Prospectus Supplement (the "Pre-Funding
                                     Period") in an amount and manner specified
                                     in the related Prospectus Supplement.
The Notes........................... With respect to any series of Securities including one or more classes of Notes,
                                     such Notes will be issued pursuant to an
                                     Indenture.
                                     Unless otherwise specified in the related
                                     Prospectus Supplement, Notes will be
                                     available for purchase in denominations of
                                     $1,000 and integral multiples thereof, and
                                     will be available in book-entry form only.
                                     Unless otherwise specified in the related
                                     Prospectus Supplement, holders of Notes
                                     ("Noteholders") will be able to receive
                                     Definitive Notes only in the limited
                                     circumstances described herein or in the
                                     related Prospectus Supplement. See "Certain
                                     Information Regarding the Securities--Book-
                                     Entry Registration."
                                     Unless otherwise specified in the related
                                     Prospectus Supplement, each class of Notes
                                     will have a stated principal amount and
                                     will bear interest at a specified rate or
                                     rates (with respect to each class of Notes,
                                     the "Interest Rate"). Each class of Notes
                                     may have a different Interest Rate, which
                                     may be a fixed, variable or adjustable
                                     Interest Rate, or any combination of the
                                     foregoing. The related Prospectus
                                     Supplement will specify the Interest Rate
                                     and the method for determining subsequent
                                     changes to the Interest Rate.
                                     A series may include two or more classes of
                                     Notes which differ as to the timing and
                                     priority of payment, seniority, allocations
                                     of loss, Interest Rate or amount of
                                     payments of principal or interest, or as to
                                     which payments of principal or interest may
                                     or may not be made upon the occurrence of
                                     specified events or on the basis of
                                     collections from designated portions of the
                                     Contract Pool. In addition, a series may
                                     include one or more classes of Notes
                                     ("Strip Notes") entitled to (i) principal
                                     payments with disproportionate, nominal or
                                     no interest payments or (ii) interest
                                     payments with disproportionate, nominal or
                                     no principal payments.
                                     If the Seller or the Servicer exercises its
                                     option to purchase the Contracts of a Trust
                                     on the terms and conditions described below
                                     under "Description of the Trust Documents--
                                     Termination," the outstanding Notes, if
                                     any, of such series will be redeemed as set

                                     forth in the related Prospectus Supplement.
                                     In addition, if the related Prospectus
                                     Supplement provides that the property of a
                                     Trust will include a Pre-Funding Account,
                                     the outstanding Notes, if any, of such
                                     series will be subject to partial
                                     redemption on or immediately following the
                                     end of the Pre-Funding Period in an amount
                                     and manner specified in the related
                                     Prospectus Supplement. In the event of such
                                     partial redemption, the Noteholders may be
                                     entitled to receive a prepayment premium
                                     from the Trust, in the amount and to the
                                     extent provided in the related Prospectus
                                     Supplement.
Trust Property...................... Each Certificate will represent a fractional undivided interest in, and each
                                     Note, if any, will represent an obligation
                                     of, the related Trust. The assets of each
                                     Trust (the "Trust Property") will include,
                                     among other things, a pool (the "Contract
                                     Pool") of retail installment sales
                                     contracts and promissory notes (the
                                     "Contracts") for the purchase of a variety
                                     of consumer products, as further described
                                     under "Green Tree Financial Corporation"
                                     herein (collectively, the "Products"),
                                     certain monies paid or payable thereunder
                                     on or after the Cutoff Date (as specified
                                     in the related Prospectus Supplement), an
                                     assignment of Green Tree's security
                                     interests in the Products and of the right
                                     to receive proceeds from claims on certain
                                     insurance policies covering the Products or
                                     the Obligors, the assignment of certain
                                     rights of Green Tree against the Dealers
                                     originating such Contracts, the Collection
                                     Account, including all investments therein,
                                     all income from the investment of funds
                                     therein and all proceeds thereof, certain
                                     other accounts and the proceeds thereof and
                                     certain other rights under the Trust
                                     Documents. In addition, if so specified in
                                     the related Prospectus Supplement, the
                                     Trust Property will include monies on
                                     deposit in a Pre-Funding Account to be
                                     established with the Indenture Trustee or
                                     the Owner Trustee, which will be used to
                                     purchase Subsequent Contracts (as defined
                                     below) from the Seller from time to time
                                     during the Pre-Funding Period specified in
                                     the related Prospectus Supplement, as well
                                     as any Subsequent Contracts so purchased.
                                     See "The Trusts."
                                     If and to the extent provided in the
                                     related Prospectus Supplement, the related
                                     Trust will be obligated to purchase from
                                     Green Tree (subject to the satisfaction of
                                     certain conditions described in the
                                     applicable Sale and Servicing Agreement),
                                     additional Contracts (the "Subsequent
                                     Contracts") from time to time (as

                                     frequently as daily) during the Pre-Funding
                                     Period specified in the related Prospectus
                                     Supplement having an aggregate principal
                                     balance approximately equal to the amount
                                     on deposit in the Pre-Funding Account (the
                                     "Pre-Funded Amount") on such Closing Date.
                                     Green Tree will be obligated to repurchase
                                     Contracts upon the occurrence of certain
                                     breaches of representations and warranties
                                     (a "Repurchase Event"). See "Description of
                                     the Trust Documents--Sale and Assignment of
                                     the Contracts" and "--Servicing
                                     Procedures."
Credit Enhancement.................. If and to the extent specified in the related Prospectus Supplement, credit
                                     enhancement with respect to a Trust or any
                                     class of Securities may include any one or
                                     more of the following: a financial guaranty
                                     insurance policy, letter of credit, Green
                                     Tree guaranty, cash reserve fund, or other
                                     form of credit enhancement, or any
                                     combination thereof. Unless otherwise
                                     specified in the related Prospectus
                                     Supplement, any form of credit enhancement
                                     will have certain limitations and
                                     exclusions from coverage thereunder, which
                                     will be described in the related Prospectus
                                     Supplement. "Description of the Trust
                                     Documents--Credit Enhancement."
Servicing........................... The Servicer will be responsible for managing, administering, servicing and
                                     making collections on the Contracts held by
                                     each Trust. Unless otherwise specified in
                                     the related Prospectus Supplement, with
                                     respect to each series of Securities
                                     compensation to the Servicer will include a
                                     monthly fee (the "Servicing Fee") which
                                     will be payable from the related Trust to
                                     the Servicer on each Distribution Date, in
                                     an amount equal to the product of one-
                                     twelfth of   % per annum multiplied by the
                                     aggregate principal balance of the
                                     Contracts (the "Aggregate Principal
                                     Balance") as of the first day of the prior
                                     calendar month, plus any late fees and
                                     other administrative fees and expenses or
                                     similar charges collected with respect to
                                     the Contracts during such Monthly Period.
                                     See "Description of the Trust Documents--
                                     Servicing Compensation."
Contracts........................... The Contracts forming part of the Trust
                                     Property of each Trust were or will have
                                     been originated by Dealers and sold by the
                                     Dealers to Green Tree in the ordinary
                                     course of business. The Contracts will
                                     generally be prepayable at any time without
                                     penalty to the purchaser of the related
                                     Product or other person or persons who are
                                     obligated to make payments

                                   thereunder (each, an "Obligor"). See "The
                                   Contracts." Information with respect to
                                   each Contract Pool, including the types of
                                   Products financed, the weighted average
                                   annual percentage rate and the weighted
                                   average remaining maturity, will be set
                                   forth in the related Prospectus Supplement.
Collection Account................ With respect to each series of Securities, the Servicer will establish and maintain
                                   one or more separate accounts (the
                                   "Collection Account") in the name of the
                                   Owner Trustee or, in the case of any series
                                   including one or more classes of Notes, in
                                   the name of the Indenture Trustee for the
                                   benefit of the Certificateholders and the
                                   Noteholders, if any. All payments from
                                   Obligors that are received by the Servicer
                                   on behalf of each Trust will be deposited
                                   in the related Collection Account no later
                                   than two Business Days after receipt
                                   thereof. Unless otherwise specified in the
                                   related Prospectus Supplement, all payments
                                   from Obligors and all proceeds (net of
                                   reasonable expenses of collection) with
                                   respect to Liquidated Contracts
                                   ("Liquidation Proceeds") that are received
                                   by the Servicer will be deposited in the
                                   related Collection Account no later than
                                   one Business Day after receipt thereof.
                                   Unless otherwise specified in the related
                                   Prospectus Supplement, the Servicer will be
                                   permitted to use any alternative remittance
                                   schedule acceptable to the Rating Agencies
                                   (as defined below). See "Description of the
                                   Trust Documents--Collections."
Mandatory Purchase of Certain      With respect to each series of Securities,
 Contracts........................ Green Tree will make certain representations and warranties relating to
                                   the Contracts held by the related Trust to
                                   the Owner Trustee for the benefit of the
                                   related Trust and if such series of
                                   Securities includes one or more classes of
                                   Notes, the Owner Trustee will assign its
                                   right to enforce such representations and
                                   warranties to the related Indenture Trustee
                                   as collateral for the Notes. The Owner
                                   Trustee and the Indenture Trustee, if any,
                                   will be entitled to require that Green Tree
                                   repurchase any Contract if the interests of
                                   the Certificateholders, the Noteholders, if
                                   any, or the related Trust therein are
                                   materially and adversely affected by a
                                   breach of any such representation or
                                   warranty (a "Repurchase Event"). See
                                   "Description of the Trust Documents--Sale
                                   and Assignment of the Contracts."
Optional Purchase of Contracts.... Unless otherwise specified in the related
                                   Prospectus Supplement, with respect to each
                                   series of Securities, the Seller or the
                                   Servicer may purchase all the

                                    Contracts held by the related Trust on any
                                    Distribution Date following the first
                                    Monthly Period as of which the Aggregate
                                    Principal Balance has declined to 10% or
                                    less (or such other percentage as may be
                                    specified in the related Prospectus
                                    Supplement) of the Cutoff Date Principal
                                    Balance, subject to certain provisions in
                                    the related Trust Documents. See
                                    "Description of the Trust Documents--
                                    Termination."
Tax Status......................... The anticipated federal income tax consequences of the purchase, ownership and
                                    disposition of Securities issued by a Trust
                                    will be discussed in the related Prospectus
                                    Supplement. See "Certain Federal Income Tax
                                    Consequences" herein and in the related
                                    Prospectus Supplement.
ERISA Considerations .............. Subject to the considerations discussed under "ERISA Considerations" herein and in
                                    the related Prospectus Supplement, and
                                    unless otherwise specified in the related
                                    Prospectus Supplement, the Notes will be
                                    eligible for purchase by employee benefit
                                    plans. The related Prospectus Supplement
                                    will provide further information with
                                    respect to the eligibility of a class of
                                    Certificates for purchase by employee
                                    benefit plans. See "ERISA Considerations"
                                    herein and in the related Prospectus
                                    Supplement.
Rating............................. Unless otherwise provided in the related
                                    Prospectus Supplement, as a condition of
                                    issuance, the Securities of each series
                                    will be rated in one of the four highest
                                    rating categories by at least one
                                    nationally recognized rating agency (a
                                    "Rating Agency"). There is no assurance
                                    that the rating initially assigned to such
                                    Securities will not be subsequently lowered
                                    or withdrawn by the Rating Agency. In the
                                    event the rating initially assigned to any
                                    Securities is subsequently lowered for any
                                    reason, no person or entity will be
                                    obligated to provide any credit enhancement
                                    in addition to the credit enhancement, if
                                    any, specified in the related Prospectus
                                    Supplement.
Registration of Certificates....... Unless otherwise specified in the related
                                    Prospectus Supplement, the Certificates and
                                    the Notes, if any, of each series will be
                                    registered in the name of Cede & Co., as
                                    the nominee of DTC, and will be available
                                    for purchase only in book-entry form on the
                                    records of DTC and participating members
                                    thereof. Certificates and Notes will be
                                    issued in definitive form only under the
                                    limited circumstances described herein. All
                                    references herein to "Holders" or
                                    "Certificateholders" or

     "Noteholders" shall reflect the rights of beneficial owners of Certificates (the
     "Certificate Owners") or of Notes ("Note
     Owners"), as the case may be, as they may indirectly exercise such rights through DTC and participating members thereof, except as otherwise specified herein or in the related Prospectus Supplement. See
     "Description of the Trust Documents--Book-
     Entry Registration."

                                 RISK FACTORS

CERTAIN LEGAL ASPECTS

  With respect to each series of Securities, the transfer of the Contracts to the related Trust will be subject to the requirements of the Uniform Commercial Code (the "UCC") as in effect in Minnesota. The Seller will take or cause to be taken such action as is required to perfect the Trust's rights in the Contracts.

  Unless otherwise provided in the related Prospectus Supplement, Green Tree will hold the Contract Files (as defined below) on behalf of each Trust under a custodian agreement with the Trust. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in Green Tree's possession. UCC financing statements will be filed in Minnesota reflecting the sale and assignment of the Contracts to the Trustee, and Green Tree's accounting records and computer systems will also reflect such sale and assignment. In addition, the Contracts will be stamped or otherwise marked to indicate that such Contracts have been sold to the related Trust. Despite these precautions, if, through inadvertence or otherwise, any of the Contracts were sold to another party (or a security interest therein were granted to another party) that purchased (or took such security interest in) any of such Contracts in the ordinary course of its business and took possession of such Contracts, the purchaser (or secured party) would acquire an interest in the Contracts superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Contracts for new value and without actual knowledge of such Trust's interest.

  Due to the administrative burden and expense, the certificates of title for, or UCC financing statements reflecting Green Tree's security interest in, the Products will not be amended to reflect the assignment of the security interests in the Products by Green Tree to the Owner Trustee. In the absence of such an amendment, the Owner Trustee may not have a perfected security interest in the Products. Moreover, statutory liens for repairs or unpaid taxes may have priority even over perfected security interests in the Products. See "Description of the Trust Documents--Sale and Assignment of the Contracts" and "Certain Legal Aspects of the Contracts."

INSOLVENCY RISKS

  Green Tree intends that any transfer of Contracts to the related Trust will constitute a sale, rather than a pledge of the Contracts to secure indebtedness of Green Tree. However, if Green Tree were to become a debtor under the federal bankruptcy code or similar applicable state laws (collectively, "Insolvency Laws"), a creditor or trustee in bankruptcy of Green Tree or Green Tree as debtor-in-possession might argue that such sale of Contracts by Green Tree was a pledge of the Contracts rather than a sale. This position, if presented to or accepted by a court, could cause the related Trust to experience a delay in or reduction of collections on the Contracts.

  A case decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity that subsequently became bankrupt remained property of the debtor's bankruptcy estate. Although the Contracts constitute chattel paper rather than accounts under the UCC, sales of chattel paper, like sales of accounts, are governed by
Article 9 of the UCC. If Green Tree were to become a debtor under any Insolvency Law and a court were to follow the reasoning of the Tenth Circuit Court of Appeals and apply such reasoning to chattel paper, a Trust could experience a delay in or reduction of collections on the Contracts.

SUBORDINATION; LIMITED ASSETS

  To the extent specified in the related Prospectus Supplement, distributions of interest and principal on some or all classes of Certificates of such series may be subordinated in priority of payment to interest and principal due on the Notes (if any) of such series and/or to distributions of interest and principal on other classes of Certificates of such series. In addition, holders of certain classes of Securities of any series may have the right to take actions that are detrimental to the interests of the holders of Securities of certain other classes of Securities of such series. Moreover, no Trust will have any significant assets or sources of funds other than the Contracts and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account and any credit enhancement specified in the related Prospectus Supplement. The Notes, if any, of any series will represent obligations solely of, and the Certificates of such series will represent interests solely in, the related Trust, and neither the Notes nor the Certificates of any such series will be insured or guaranteed by Green Tree, the Servicer, the applicable Owner Trustee, the applicable Indenture Trustee or, except as specified in the related Prospectus Supplement, any other person or entity. Consequently, holders of the Securities of any series must rely for payment upon payments on the related Contracts and, if and to the extent available, amounts on deposit in the Pre-Funding Account, if any, and any credit enhancement, if any, as specified in the related Prospectus Supplement.

YIELD AND PREPAYMENT CONSIDERATIONS

  The weighted average life of the Securities will be reduced by full or partial prepayments on the Contracts. The Contracts will generally be prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the related Trust) may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by Green Tree as a result of certain uncured breaches of the warranties made by it with respect to the Contracts, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it with respect to the Contracts in the related Agreement, or Green Tree or the Servicer exercising its option to purchase all of the remaining Contracts.

  Unless otherwise specified in the related Prospectus Supplement, the amounts paid to Securityholders in respect of principal on any Distribution Date will include all prepayments on the Contracts during the corresponding Monthly Periods. The Certificateholders and the Noteholders will bear all reinvestment risk resulting from the timing of payments of principal on the Securities.

LIMITED LIQUIDITY

  There is currently no market for the Securities of any series. There can be no assurance that any such market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities. The Securities will not be listed on any securities exchange.

  Unless otherwise specified in the related Prospectus Supplement, the Securities will be issued in book-entry, rather than physical, form and, as a result, in certain circumstances, the liquidity of the Securities in the secondary market and the ability of the Certificate Owners and Note Owners to pledge them may be adversely affected. See "Plan of Distribution" and "Certain Information Regarding the Securities--Book-Entry Registration."

                                   THE TRUSTS

  With respect to each series of Securities, Green Tree will establish a Trust pursuant to the related Trust Documents. Prior to the sale and assignment of the related Contracts pursuant to the related Trust Documents, the Trust will have no assets or obligations. The Trust will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Certificates and the Notes, if any, of such series and distributing payments thereon.

  Each Certificate will represent a fractional undivided interest in, and each Note, if any, will represent an obligation of, the related Trust. The Trust Property of each Trust will include, among other things, (i) a Contract Pool;
(ii) all monies paid or payable thereon on or after the Cutoff Date (as specified in the related Prospectus Supplement); (iii) such amounts as from time to time may be held in the Collection Account (including all investments in the Collection Account and all income from the investment of funds therein and all proceeds thereof) and certain other accounts (including the proceeds thereof); (iv) an assignment of the security interests of Green Tree in the Products securing the related Contracts; (v) an assignment of the right to receive proceeds from the exercise of rights against Dealers under agreements between Green Tree and such Dealers (the "Dealer Agreements") and the assignment of rights in respect of each related Contract from the applicable Dealer to Green Tree (the "Dealer Assignments"); (vi) an assignment of the right to receive proceeds from claims on certain insurance policies covering the related Products or Obligors; and
(vii) certain other rights under the related Trust Documents. See "The Contracts" and "Description of the Trust Documents--Collections." The Trust Property will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account to be established with the Indenture Trustee or the Owner Trustee, which will be used to purchase Subsequent Contracts from the Seller from time to time (and as frequently as daily) during the Pre-Funding Period specified in the related Prospectus Supplement. Any Subsequent Contracts so purchased will be included in the related Contract Pool forming part of the Trust Property, subject to the prior rights of the related Indenture Trustee and the Noteholders therein. In addition, to the extent specified in the related Prospectus Supplement, a form of credit enhancement may be issued to or held by the Owner Trustee or the Indenture Trustee for the benefit of holders of one or more classes of Securities.

  The Servicer will service the Contracts held by each Trust and will receive fees for such services. See "Description of the Trust Documents--Servicing Compensation." Unless otherwise specified in the related Prospectus Supplement, Green Tree, on behalf of each Trust, will hold the original installment sales contract or promissory note as well as copies of documents and instruments relating to each Contract and evidencing the security interest in the Product securing each Contract (the "Contract Files"). In order to protect the Trust's ownership interest in the Contracts, Green Tree will file a UCC-1 financing statement in Minnesota to give notice of such Trust's ownership of the related Contracts and the related Trust Property.

THE OWNER TRUSTEE

  The Owner Trustee for each Trust will be specified in the related Prospectus Supplement. The Owner Trustee's liability in connection with the issuance and sale of the Securities of such series will be limited solely to the express obligations of such Owner Trustee set forth in the related Trust Documents. An Owner Trustee may resign at any time, in which event the General Partner, if any, specified in the related Prospectus Supplement, or if no such General Partner is specified, the Servicer or its successor, will be obligated to appoint a successor trustee. The General Partner, if any, specified in the related Prospectus Supplement, or if no such General Partner is specified, the Servicer, may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as Owner Trustee under the related Trust Documents or if the Owner Trustee becomes insolvent. In such circumstances, the General Partner, if any, specified in the related Prospectus Supplement, or if no such General Partner is specified, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of an Owner Trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by the successor trustee.

                                 THE CONTRACTS

  Except as otherwise specified in the related Prospectus Supplement, each pool of Contracts with respect to a Trust (a "Contract Pool") will consist of retail installment sales contracts or installment loan agreements (collectively, the "Contracts") to finance the purchase of Products (described below). The Contracts will be originated by Green Tree on an individual basis in the ordinary course of business. Except as otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or variable rate (the "Contract Rate").

  The Products financed by the Contracts included in a Contract Pool are expected to include all the types of consumer products Green Tree is then financing. The types of Products securing a Contract Pool and the relative concentrations of each such type will be specified in the related Prospectus Supplement. Because Green Tree has limited experience in underwriting and servicing retail installment sales contracts for items such as the Products, Green Tree has no basis to distinguish the expected delinquency, default or prepayment experience of Contracts secured by different types of Products.

                       GREEN TREE FINANCIAL CORPORATION

GENERAL

  Green Tree is a Delaware corporation that, as of June 30, 1995, had stockholders' equity of approximately $844,992,000. Through its various divisions, Green Tree purchases, pools, sells and services retail conditional sales contracts for manufactured housing and retail installment sales contracts for home improvements, a variety of consumer products and equipment finance, and provides credit to manufactured housing dealers for purposes of purchasing manufactured home inventory from manufacturers. Green Tree conducts its business throughout the United States through 50 manufactured housing offices, 80 home improvement locations and 3 regional wholesale lending centers, as well as centralized operations in St. Paul, Minnesota and Rapid City, South Dakota. Its principal executive offices are located at 1100 Landmark Towers, St. Paul, Minnesota 55102-1639 (telephone (612) 293-3400). Green Tree's Annual Report on Form 10-K for the year ended December 31, 1994, most recent Proxy Statement and, when available subsequent quarterly and annual reports are available from Green Tree upon written request.

PURCHASE OF CONTRACTS

  Green Tree arranges to purchase certain contracts originated by dealers of Products located throughout the United States. Green Tree's personnel contact dealers and explain Green Tree's available financing plans, terms, prevailing rates and credit and financing policies. If the dealer wishes to utilize Green Tree's available customer financing, the dealer must make an application for dealer approval.

  All contracts that Green Tree purchases are written on forms provided or approved by Green Tree and are purchased on an individually approved basis in accordance with Green Tree's guidelines. The dealer submits the customer's credit application and purchase order to Green Tree's office where an analysis of the creditworthiness of the proposed buyer is made. The analysis includes a review of the applicant's paying habits, length and likelihood of continued employment and certain other procedures. Green Tree's underwriting guidelines for consumer products focus primarily on the obligor's ability to repay the loan rather than the collateral value of the product financed. The maximum loan amount for an obligor will depend on a variety of factors, including the type of product, whether the product is new or used, the obligor's debt-to-income ratio, and the manufacturer's invoice price of the product (plus certain dealer-installed accessories, sales taxes, title fees, registration fees, and certain other items). Green Tree management may revise these guidelines from time to time, and the underwriting guidelines may be exceeded in certain cases with the approval of Green Tree management. Green Tree will also finance premiums for the term of the contract on optional credit life and
accident and health insurance and up to $   of premiums for extended warranty
insurance, and may finance premiums for required physical damage insurance on the product. If the application meets Green Tree's guidelines and the credit is approved, Green Tree purchases the contract when the customer accepts delivery of the Product.

  Currently, Green Tree will finance the purchase of motorcycles; marine products (including boats, boat trailers and outboard motors); pianos and organs; horse trailers; sport vehicles (including snowmobiles, personal watercraft and all-terrain vehicles); trucks; personal aircraft; and recreational vehicles.

LOSS AND DELINQUENCY INFORMATION

  Each Prospectus Supplement will include Green Tree's loss and delinquency experience with respect to its entire servicing portfolio of consumer product contracts. However, there can be no assurance that such experience will be indicative of the performance of the Contracts included in a particular Contract Pool.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  Unless otherwise specified in the related Prospectus Supplement, the Contracts will be simple interest retail installment sales contracts and promissory notes. Payments on simple interest obligations are applied first to interest accrued through the payment date, and the remainder is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocable to interest for the period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized slower than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date. Any interest shortfalls resulting from early payment or prepayment of a Contract will be funded by collections on other Contracts or, to the extent collections are insufficient, by payments under the applicable form of credit enhancement, if any, described in the related Prospectus Supplement.

  A substantial portion of the Contracts will be prepayable, without premium or penalty, by Obligors at any time. Prepayments (or, for this purpose, equivalent payments to a Trust) also may result from liquidations due to default, receipt of proceeds from insurance policies, repurchases by Green Tree due to breach of a representation or warranty, or as a result of Green Tree or the Servicer exercising its option to purchase the Contract Pool. See "Description of the Trust Documents." The rate of prepayments on the Contracts may be influenced by a variety of economic, social and other factors. No assurance can be given that prepayments on the Contracts will conform to any estimated or actual historical experience, and no prediction can be made as to the actual prepayment rates which will be experienced on the Contracts. Certificateholders and Noteholders will bear all reinvestment risk resulting from the timing of payments of principal on the Certificates or the Notes, as the case may be.

                                  POOL FACTOR

  The "Certificate Pool Factor" for each class of Certificates will be an eight-digit decimal which the Servicer will compute indicating the Certificate Balance with respect to such Certificates as of each Distribution Date (after giving effect to all distributions of principal made on such Distribution
Date), as a fraction of the Cutoff Date Certificate Principal Balance. The "Note Pool Factor" for each class of Notes, if any, will be an eight-digit decimal which the Servicer will compute indicating the remaining outstanding principal balance with respect to such Notes as of each Distribution Date (after giving effect to all distributions of principal on such Distribution
Date) as a fraction of the initial outstanding principal balance of such class of Notes. Each Certificate Pool Factor and each Note Pool Factor will initially be 1.00000000; thereafter, the Certificate Pool Factor and the Note Pool Factor will decline to reflect reductions in the Certificate Balance of the applicable class of Certificates or reductions in the outstanding principal balance of the applicable class of Notes, as the case may be. The amount of a Certificateholder's pro rata share of the Certificate Balance for the related class of Certificates can be determined by multiplying the original denomination of the Certificateholder's Certificate by the then applicable Certificate Pool Factor. The amount of a Noteholder's pro rata share of the aggregate outstanding principal balance of the applicable class of Notes can be determined by multiplying the original denomination of such Noteholder's Note by the then applicable Note Pool Factor.

  With respect to each Trust and pursuant to the related Trust Documents, on each Distribution Date or Distribution Date, as the case may be, the Certificateholders and the Noteholders will receive periodic reports from the Owner Trustee stating the Certificate Pool Factor or the Note Pool Factor, as the case may be, and containing various other items of information. Unless and until Definitive Certificates or Definitive Notes are issued, such reports will be sent on behalf of the Trust to the Owner Trustee and the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of any expenses associated with the distribution of such reports, from the Owner Trustee and the Indenture Trustee at the addresses specified in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Statements to Securityholders."

                                USE OF PROCEEDS

  Unless otherwise specified in the related Prospectus Supplement, the net proceeds to be received by the Trust from the sale of each series of Securities will be used to pay to Green Tree the purchase price for the Contracts and to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any, to repay warehouse lenders and/or to provide for other forms of credit enhancement specified in the related Prospectus Supplement. The net proceeds to be received by Green Tree will be used to pay its warehouse loans, and any additional proceeds will be added to Green Tree's general funds and used for its general corporate purposes.

                                THE CERTIFICATES

GENERAL

  With respect to each Trust, one or more classes of Certificates of a given series will be issued pursuant to Trust Documents to be entered into between Green Tree, as Seller and as Servicer, and the Owner Trustee, forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of the Trust Documents. Where particular provisions of or terms used in the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

  Unless otherwise specified in the related Prospectus Supplement, each class of Certificates will initially be represented by a single Certificate registered in the name of the nominee of DTC (together with any successor depository selected by the Seller, the "Depository"). See "Certain Information Regarding the Securities--Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, the Certificates evidencing interests in a Trust will be available for purchase in denominations of $1,000 initial principal amount and integral multiples thereof, except that one Certificate evidencing an interest in such Trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise specified in the related Prospectus Supplement, the Owner Trustee will initially be designated as the registrar for the Certificates.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

  The timing and priority of distributions, seniority, allocations of loss, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest (or, where applicable, with respect to principal only or interest only) on the Certificates of any series will be described in the related Prospectus Supplement. Distributions of interest on the Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and, unless otherwise specified in the related Prospectus Supplement, will be made prior to distributions with respect to principal. A series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distribution, or (ii) interest distributions, with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates), or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificate, or the initial Pass-Through Rate and the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless otherwise specified in the related Prospectus Supplement, distributions in respect of the Certificates will be subordinate to payments in respect of the Notes, if any, as more fully described in the related Prospectus Supplement. Distributions in respect of principal of any class of Certificates will be made on a pro rata basis among all of the Certificateholders of such class.

  In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

                                   THE NOTES

GENERAL

  A series of Securities may include one or more classes of Notes issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Unless otherwise specified in the related Prospectus Supplement, no Notes will be issued as a part of any series. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture, and the following summary may be supplemented or superseded in whole or in part by the related Prospectus Supplement. Where particular provisions of or terms used in the Indenture are referred to, the actual provisions (including definition of terms) are incorporated by reference as part of this summary.

  Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by a single Note registered in the name of the nominee of the Depository. See "Certain Information Regarding the Securities--Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise provided in the related Prospectus Supplement, the Indenture Trustee will initially be designated as the registrar for the Notes.

PRINCIPAL AND INTEREST ON THE NOTES

  The timing and priority of payment, seniority, allocations of loss, Interest Rate and amount of or method of determining payments of principal and interest on the Notes will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any class or classes of Notes of such series, or any class of Certificates, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes will be made prior to payments of principal thereon. A series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payment, or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more classes of Notes of a series may be redeemable under the circumstances specified in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, payments in respect of interest to Noteholders of all classes within a series will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Distribution Date"), in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

  In the case of a series of Securities which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement.

Unless otherwise specified in the related Prospectus Supplement, payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all of the Notes of such class.

THE INDENTURE

  A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Green Tree will provide a copy of the applicable Indenture (without exhibits) upon request to a holder of Notes issued thereunder.

  Modification of Indenture Without Noteholder Consent. Each Trust and related Indenture Trustee (on behalf of such Trust) may, without consent of the related Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Note and the Indenture obligations by a permitted successor to the Trust; (iii) to add additional covenants for the benefit of the related Noteholders, or to surrender any rights or power conferred upon the Trust; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture or in any supplemental indenture which may be inconsistent with any other provision of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related Noteholder unless Noteholder consent is otherwise obtained as described below.

  Modifications of Indenture With Noteholder Consent. With respect to each Trust, with the consent of the holders representing a majority of the principal balance of the outstanding related Notes (a "Note Majority"), the Owner Trustee and the Indenture Trustee may execute a supplemental indenture to add provisions to change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

  Without the consent of the holder of each outstanding related Note affected thereby, however, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the manner of calculating any such payment or any place of payment where the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the related Trust, any other obligor on the Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Contracts if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

  Events of Default; Rights Upon Event of Default. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Note; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture, or any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal due and payable on any class of Notes on any Distribution Date (prior to the Final Scheduled Distribution Date, if any, for such class) will generally be determined by amounts available to be deposited in the Note Distribution Account for such Distribution Date. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default unless such class of Notes has a Final Scheduled Distribution Date, and then not until such Final Scheduled Distribution Date for such class of Notes.

  Unless otherwise specified in the related Prospectus Supplement, if an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or a Note Majority may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a Note Majority.

  Unless otherwise specified in the related Prospectus Supplement, if the Notes of any series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Contracts or elect to have the Trust maintain possession of such Contracts and continue to apply collections on such Contracts as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, the Indenture Trustee, however, will be prohibited from selling the related Contracts following an Event of Default, unless (i) the holders of all the outstanding related Notes consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or (iii) the Indenture Trustee determines that the proceeds of the Contracts would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes. Unless otherwise specified in the related Prospectus Supplement, following a declaration upon an Event of Default that the Notes are immediately due and payable, (i) Noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (ii) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment of interest or principal on the Certificates.

  Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority in a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

  No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing

Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee,
(iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

  If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

  In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the Seller or the related Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

  Neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of a Certificate including, without limitation, the Seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the related Notes or for any agreement or covenant of the related Trust contained in the Indenture.

  Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture,
(iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Owner Trustee has been advised that the then current rating of the related Notes or Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) the Owner Trustee has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

  Each Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Trust Documents or certain related documents for such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby, or (v) except as expressly permitted by the Related Documents, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or proceeds thereof.

  No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

  Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

  Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

  Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

THE INDENTURE TRUSTEE

  The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor trustee. Green Tree may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, Green Tree will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will be subject to any conditions or approvals, if any, specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by a successor trustee.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

  Unless otherwise provided in the related Prospectus Supplement, the Securities of each series will be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

  Certificate Owners and Note Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants (unless and until Definitive Certificates or Definitive Notes, each as defined below, are issued). In addition, Certificate Owners and Note Owners will receive all distributions of principal of, and interest on, the Securities from the Owner Trustee or the Indenture Trustee, as applicable, through DTC and Participants. Certificate Owners and Note Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below and such other circumstances, if any, as may be specified in the related Prospectus Supplement.

  Unless and until Definitive Securities are issued, it is anticipated that the only Certificateholder of the Certificates and the only Noteholder of the Notes, if any, will be Cede & Co., as nominee of DTC. Certificate Owners and Note Owners will not be recognized by the Owner Trustee as Certificateholders or by the Indenture Trustee as Noteholders as those terms are used in the related Trust Documents or Indenture. Certificate Owners and Note Owners will be permitted to exercise the rights of Certificateholders or Noteholders, as the case may be, only indirectly through Participants and DTC.

  With respect to any series of Securities, while the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants with whom Certificate Owners or Note Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners and Note Owners. Accordingly, although Certificate Owners and Note Owners will not possess Securities, the Rules provide a mechanism by which Certificate Owners and Note Owners will receive distributions and will be able to transfer their interests.

  With respect to any series of Securities, unless otherwise specified in the related Prospectus Supplement, Certificates and Notes (if any) will be issued in registered form to Certificate Owners and Note Owners, or their nominees, rather than to DTC (such Certificates and Notes being referred to herein as "Definitive Certificates" and "Definitive Notes," respectively), only if (i) DTC, the Seller or the Servicer advises the Owner Trustee or the Indenture Trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates or the Notes, and the Seller, the Servicer, the Owner Trustee or the Indenture Trustee, as the case may be, is unable to locate a qualified successor, (ii) the Seller or the Administrator (if any) at its sole option has advised the Owner Trustee or the Indenture Trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC and (iii) after the occurrence of a Servicer Termination Event, the holders representing a majority of the Certificate Balance (a "Certificate Majority") or a Note Majority advises the Owner Trustee or the Indenture Trustee, as the case may be, through DTC, that continuation of a book-entry system is no longer in their best interests. Upon issuance of Definitive Certificates or Definitive Notes to Certificate Owners or Note Owners, such Certificates or Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Owner Trustee or the Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.

  DTC has advised the Seller that, unless and until Definitive Certificates or Definitive Notes are issued, DTC will take any action permitted to be taken by a Certificateholder or a Noteholder under the related Trust Documents or Indenture only at the direction of one or more Participants to whose DTC accounts the Certificates or Notes are credited. DTC has advised the Seller that DTC will take such action with respect to any fractional interest of the Certificates or the Notes only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates or the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Certificates or Notes which conflict with actions taken with respect to other Certificates or Notes.

  Issuance of Certificates and Notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of Certificates or Notes in the secondary market and the ability of the Certificate Owners or Note Owners to pledge them. In addition, since distributions on the Certificates and the Notes will be made by the Owner Trustee or the Indenture Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners or Note Owners, Certificate Owners and Note Owners may experience delays in the receipt of such distributions.

STATEMENTS TO SECURITYHOLDERS

  On or prior to each Distribution Date, the Servicer will prepare and provide to the Owner Trustee a statement to be delivered to the related
Certificateholders on such Distribution Date. On or prior to each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on such Distribution Date. Such statements will be based on the information in the related

Servicer's Certificate setting forth certain information required under the Trust Documents (the "Servicer's Certificate"). Unless otherwise specified in the related Prospectus Supplement, each such statement to be delivered to Certificateholders will include the following information as to the Certificates with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

    (i) the amount of the distribution allocable to interest on or with respect to each class of Securities;

    (ii) the amount of the distribution allocable to principal on or with respect to each class of Securities;

    (iii) the Certificate Balance and the Certificate Pool Factor for each class of Certificates and the aggregate outstanding principal balance and the Note Pool Factor for each class of Notes, after giving effect to all payments reported under (ii) above on such date;

    (iv) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period or Periods, as the case may be;

    (v) the Pass-Through Rate or Interest Rate for the next period for any class of Certificates or Notes with variable or adjustable rates;

    (vi) the amount, if any, distributed to Certificateholders and Noteholders applicable to payments under the related form of credit enhancement, if any; and

    (vii) such other information as may be specified in the related Prospectus Supplement.

  Each amount set forth pursuant to subclauses (i), (ii), (iv), (vi) and (vii) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial Certificate Balance or the initial principal balance of the Notes, as applicable.

  Unless and until Definitive Certificates or Definitive Notes are issued, such reports with respect to a series of Securities will be sent on behalf of the related Trust to the Owner Trustee, the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive copies of such reports upon written request, together with a certification that they are Certificate Owners or Note Owners, as the case may be, and payment of any expenses associated with the distribution of such reports, from the Owner Trustee or the Indenture Trustee, as applicable. See "Reports to Securityholders" and "--Book-Entry Registration" above.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a Trust, the Owner Trustee and the Indenture Trustee, as applicable, will mail to each holder of a class of Securities who at any time during such calendar year has been a Securityholder, and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences."

LISTS OF SECURITYHOLDERS

  Unless otherwise provided in the related Prospectus Supplement, with respect to each series of Certificates, at such time, if any, as Definitive Certificates have been issued, the Owner Trustee will, upon written request by three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance, within five Business Days after provision to the Owner Trustee of a statement of the applicants' desire to communicate with other Certificateholders about their rights under the related Trust Documents or the Certificates and a copy of the communication that the applicants propose to transmit, afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Trust Documents. Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will not provide for holding any annual or other meetings of Certificateholders.

  Unless otherwise provided in the related Prospectus Supplement, with respect to each series of Notes, if any, at such time, if any, as Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders or one or more holders of Notes evidencing not less than 25% of the aggregate principal balance of the related Notes, within five Business Days after provision to the Indenture Trustee of a statement of the applicants' desire to communicate with other Noteholders about their rights under the related Indenture or the Notes and a copy of the communication that the applicants propose to transmit, afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture. Unless otherwise specified in the related Prospectus Supplement, the Indenture will not provide for holding any annual or other meetings of Noteholders.

                       DESCRIPTION OF THE TRUST DOCUMENTS

  Except as otherwise specified in the related Prospectus Supplement, the following summary describes certain terms of either (i) the Pooling and Servicing Agreements or (ii) the Sale and Servicing Agreements and the Trust Agreements (in either case collectively referred to as the "Trust Documents") pursuant to which Green Tree will sell and assign such Contracts to a Trust and the Servicer will agree to service such Contracts on behalf of the Trust, and pursuant to which such Trust will be created and Certificates will be issued. Forms of the Trust Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. Green Tree will provide a copy of such agreements (without exhibits) upon request to a holder of Securities described therein. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Trust Documents. Where particular provisions or terms used in the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

SALE AND ASSIGNMENT OF THE CONTRACTS

  On the Closing Date, Green Tree will sell and assign to the Owner Trustee, without recourse, Green Tree's entire interest in the related Contracts and the proceeds thereof, including its security interests in the related Products. Each Contract transferred by Green Tree to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Documents (the "Schedule of Contracts"). Concurrently with such sale and assignment, the Owner Trustee will execute and deliver the related certificates representing the Certificates to or upon the order of the Seller, and the Owner Trustee will execute and the Indenture Trustee will authenticate and deliver the Notes, if any, to or upon the order of the Seller.

  Unless otherwise specified in the related Prospectus Supplement, Green Tree will warrant in the Trust Documents to the Owner Trustee, among other things, that (except as otherwise specified in the related Prospectus Supplement): (i) each Contract (A) has created or will create a valid, binding and enforceable first priority security interest in favor of Green Tree in the Product (and, within 180 days after the Closing Date, the title document (if any) to the Products will show Green Tree as first lienholder), which security interest has been validly assigned by Green Tree to the Owner Trustee, (B) was originated by a Dealer for the retail sale of a Product in the ordinary course of such Dealer's business, was fully and properly executed by the parties thereto, was purchased by Green Tree from such Dealer under an existing Dealer Agreement with Green Tree and was validly assigned by such Dealer to Green Tree, (C) contains customary and enforceable provisions adequate to enable realization against the collateral security and (D) is a fully amortizing contract that provides for level monthly payments (other than with respect to the first and the final payments) which, if made when due, will fully amortize the amount financed over the original term; (ii) no selection procedures adverse to the Securityholders were utilized in selecting the Contracts from those secured consumer contracts owned by Green Tree which meet the selection criteria contained in the Trust Documents; (iii) all requirements of applicable Federal, state and local laws, and regulations thereunder, in respect of all of the Contracts and each and every sale of the Products have been complied with in all material respects; (iv) each Contract represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally or as may be modified by the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"); (v) (A) immediately before the conveyance of each Contract to the Trust, such Contract will be secured by an enforceable and validly perfected first priority security interest in the Product in favor of Green Tree as secured party, (B) immediately after the conveyance of each Contract to the Trust, such Contract will be secured by an enforceable and validly perfected first priority security interest in the Product in favor of the Trust as secured party or, in each case, all necessary and appropriate action has been commenced and will be completed within 180 days that would result in such a security interest and (C) as of the Cutoff Date there were no security interests, liens, charges, pledges, preferences, equities or encumbrances of any kind, claims or rights of others or claims for taxes, work, labor or materials affecting a Product (each, a "Lien") which are or may be Liens prior or equal to the Lien of the related Contract; (vi) there has been no default, breach, violation or event permitting acceleration under the terms of any Contract (other than payment delinquencies of not more than 59 days), and there has been no waiver of any of the foregoing; and as of the Cutoff Date, no Product had been repossessed; (vii) immediately prior to the conveyance of the Contracts to the related Trust, Green Tree had good and indefeasible title thereto and was the sole owner thereof, free of any Lien; and upon conveyance of the Contracts by Green Tree to the Trust pursuant to the Trust Documents, the Trust will have good and indefeasible title to and will be the sole owner of the Contracts, free of any Lien; (viii) no Dealer has a participation in or other right to receive proceeds of any Contract, and Green Tree has not taken any action to convey any right to any person that would result in such person having a right to payments received with respect to any Contract; (ix) Green Tree has not done anything to convey any right to any person that would impair the rights of the Trust, the Certificateholders or the Noteholders in any Contract or the proceeds thereof; (x) each Contract was originated by a Dealer and was sold by the Dealer to Green Tree without any fraud or misrepresentation on the part of such Dealer; (xi) no Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof; (xii) no Contract is assumable by another person in a manner that would release the Obligor thereof from such Obligor's obligations to Green Tree with respect to such Contract; (xiii) no Contract was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Contract under the Trust Documents or pursuant to transfers of the Securities; (xiv) all filings and other actions required to be made, taken or performed by any person in any jurisdiction to give the Trust a first priority perfected lien or ownership interest in the Contracts will have been made, taken or performed; (xv) there exists a Contract File pertaining to each Contract, and such Contract File contains (A) the fully executed original of the Contract, (B) a certificate of insurance or application form for insurance signed by the Obligor, or copies thereof, (C) the original lien certificate or application therefor and (D) a credit application signed by the Obligor, or a copy thereof; each of such documents required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces, all blanks have been properly filled in and each form has otherwise been correctly prepared; and the complete Contract File for each Contract is in the possession of a custodian; (xvi) there is only one original executed copy of each Contract;
(xvii) the Contracts constitute chattel paper within the meaning of the UCC as in effect in the State of Minnesota; (xviii) each Contract was entered into by an Obligor who at the Cutoff Date had not been identified on the records of Green Tree as being the subject of a current bankruptcy proceeding; (xix) the computer tape containing information with respect to the Contracts that was made available by the Seller to the Owner Trustee on the Closing Date and was used to select the Contracts (the "Computer Tape") was complete and accurate as of the Cutoff Date and includes a description of the same Contracts that are described in the Schedule of Contracts; (xx) by the Closing Date, the portions of the electronic master record of retail installment sale contracts and promissory notes of Green Tree (the "Electronic Ledger") relating to the Contracts will have been clearly and unambiguously marked to show that the Contracts constitute part of the Trust Property and are owned by the Trust in accordance with the terms of the Trust Documents; (xxi) the information set forth in the Schedule of Contracts was produced from the Electronic Ledger and was true and correct in all material respects as of the close of business on the Cutoff Date; (xxii) no Contract has been satisfied, subordinated or rescinded; the Product securing each Contract has not been released from the lien of the related Contract in whole or in part; and no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents contained in the Contract File; (xxiii) no Contract is subject to any right of rescission, set-off, counterclaim or defense;
(xxiv) no Contract was more than 59 days past due as of the Cutoff Date and
(xxv) each Contract had a remaining principal balance as of the Cutoff Date equal to or greater than $1,000.

  The warranties of Green Tree will be made as of the execution and delivery of the related Trust Documents and will survive the sale, transfer and assignment of the related Contracts and other Trust Property to the Trust but will speak only as of the date made.

  In the event of a breach by Green Tree of any representation or warranty made by the Trust Documents with respect to a Contract that materially and adversely affects the interests of the Securityholders or the Trust in that Contract (any such breach by Green Tree being a "Repurchase Event"), Green Tree, unless it cures the breach by the second Accounting Date after the date on which Green Tree becomes aware of or receives written notice from the Owner Trustee, the Indenture Trustee, or the Servicer of such breach, will be obligated to repurchase the Contract from the Trust. Any such repurchase shall be made on the Deposit Date immediately following such second Accounting Date at a price equal to the Purchase Amount as of such second Accounting Date. The "Purchase Amount" of any Contract means, with respect to any Accounting Date, the outstanding principal balance of such Contract as of such Accounting Date, plus accrued and unpaid interest thereon. The "Deposit Date" with respect to any Distribution Date is the Business Day immediately preceding the Determination Date for such Distribution Date. An "Accounting Date" is the last day (whether or not a Business Day) of any calendar month. This repurchase obligation may be enforced by the Owner Trustee or the Indenture Trustee on behalf of the Certificateholders and the Noteholders, respectively, and will constitute the sole remedy available to the Certificateholders and the Noteholders, unless otherwise specified in the related Prospectus Supplement, the Owner Trustee or the Indenture Trustee against Green Tree for any such uncured breach, except that pursuant to the Trust Documents, Green Tree will indemnify the Owner Trustee, the Indenture Trustee, the Trust, the Backup Servicer and the Certificateholders and Noteholders against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to such breach.

  Upon the purchase by Green Tree of a Warranty Contract, the Owner Trustee will convey such Contract and the related Trust Property to Green Tree.

CUSTODY OF CONTRACT FILES

  Unless otherwise specified in the related Prospectus Supplement, Green Tree initially will be appointed to act as custodian for the Contract Files of each Trust. Prior to any such appointment, the Trust and Green Tree or such other institution specified in the related Prospectus Supplement, as the case may be, shall enter into a custodian agreement pursuant to which Green Tree or such other institution will agree to hold the Contract Files on behalf of the related Trust. Any such custodian agreement may be terminated by the Trust on 30 days' notice to Green Tree or such other institution. If Green Tree resigns or is terminated as the Servicer, any custodian agreement with Green Tree shall terminate at the same time.

  To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in Green Tree's possession. UCC financing statements will be filed in Minnesota reflecting the sale and assignment of the Contracts to the Trustee, and Green Tree's accounting records and computer systems will also reflect such sale and assignment. In addition, the Contracts will be stamped or otherwise marked to indicate that such Contracts have been sold to the related Trust. Despite these precautions, if, through inadvertence or otherwise, any of the Contracts were sold to another party (or a security interest therein were granted to another party) that purchased (or took such security interest in) any of such Contracts in the ordinary course of its business and took possession of such Contracts, the purchaser (or secured party) would acquire an interest in the Contracts superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Contracts for new value and without actual knowledge of such Trust's interest. See "Certain Legal Aspects of the Contracts--Rights in the Contracts."

COLLECTIONS

  With respect to each Trust, the Servicer will establish one or more Collection Accounts in the name of the Owner Trustee or, in the case of any series including one or more classes of Notes, in the name of the Indenture

Trustee for the benefit of the related Securityholders. If so specified in the related Prospectus Supplement, the Owner Trustee will establish and maintain for each series an account, in the name of the Owner Trustee on behalf of the related Certificateholders, in which amounts released from the Collection Account and any Pre-Funding Account and any amounts received from any source of credit enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to any series including one or more classes of Notes, the Indenture Trustee will establish and maintain for each series an account, in the name of the Indenture Trustee on behalf of the related Noteholders, in which amounts released from the Collection Account and any Pre-Funding Account and any amounts received from any source of credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The Collection Account, the Certificate Distribution Account (if any), and the Note Distribution Account (if any), are referred to herein collectively as the "Designated Accounts." Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

  Each Designated Account will be an Eligible Account maintained with the Owner Trustee, the Indenture Trustee and/or other depository institutions. "Eligible Account" means any account which is (i) an account maintained with an Eligible Institution (as defined below); (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a "segregated trust account" maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of such depository institution (or, if such depository institution is a subsidiary of a bank holding company system and such depository institution's securities are not rated, the securities of the
bank holding company) has a credit rating from each of         and     in one
of its generic credit rating categories which signifies investment grade; or
(iv) an account that will not cause         or     to downgrade or withdraw
its then-current rating assigned to the Certificates, as confirmed in writing
by Moody's         and S&P        . "Eligible Institution" means any
depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), whose short-term deposits have been rated by Moody's
      and    , or in one of the two highest rating categories by         and
    in the case of unsecured long-term debt, and which is subject to supervision and examination by federal or state authorities. On the Closing Date specified in the related Prospectus Supplement, the Servicer will cause to be deposited in the Collection Account all payments on the Contracts received by the Servicer after the Cutoff Date and on or prior to the second Business Day preceding the Closing Date.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit all payments on the Contracts held by any Trust received directly by the Servicer from Obligors and all proceeds of Contracts collected directly by the Servicer during each Monthly Period into the Collection Account not later than the Business Day after receipt. Notwithstanding the foregoing and unless otherwise provided in the related Prospectus Supplement, the Servicer may utilize an alternative remittance schedule, if the Servicer provides to the Owner Trustee and the Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the downgrading or withdrawal by such Rating Agency of the rating(s) then assigned to the Securities. Green Tree and the Servicer will also deposit into the Collection Account on or before the Deposit Date the Purchase Amount of each Warranty Contract or Administrative Contract to be purchased by it as of the related Accounting Date.

  For any series of Securities, funds in the Designated Accounts and any other accounts identified in the related Prospectus Supplement will be invested, as provided in the related Trust Documents, at the direction of the Servicer in United States government securities and certain other high-quality investments meeting the criteria specified in the related Trust Documents ("Eligible Investments"). Eligible Investments shall mature no later than the Business Day preceding the applicable Distribution Date or Distribution Date, as the case may be, for the Monthly Period to which such amounts relate. Investments in Eligible Investments will be made in the name of the Owner Trustee or the Indenture Trustee, as the case may be, and such investments will not be sold or disposed of prior to their maturity.

  Unless otherwise specified in the related Prospectus Supplement, collections or recoveries on a Contract (other than late fees or certain other similar fees or charges) received during a Monthly Period and Purchase Amounts deposited with the Owner Trustee prior to a Distribution Date will be applied first to any outstanding Monthly Advances made by the Servicer with respect to such Contract, and then to interest and principal on the Contract in accordance with the terms of the Contract.

SERVICING PROCEDURES

  The Servicer will make reasonable efforts, consistent with the customary servicing procedures employed by the Servicer with respect to Contracts owned or serviced by it, to collect all payments due with respect to the Contracts held by any Trust and, in a manner consistent with the Trust Documents, will follow its customary collection procedures with respect to secured consumer loans that it services for itself and others.

  Except as otherwise provided in the related Prospectus Supplement, upon the discovery by any of the Servicer, the Owner Trustee or the Indenture Trustee, or receipt of written notice by the Servicer of any breach by the Servicer of certain of its covenants that materially and adversely affects the interests of a Trust or the related Securityholders in a Contract (an "Administrative Contract"), unless such breach shall have been cured by the second Accounting Date following the Servicer's discovery or receipt of written notice of such breach, the Servicer will be required to purchase the related Contract for the Purchase Amount on the related Deposit Date. The purchase obligation will constitute the sole remedy available to the Certificateholders, the Owner Trustee on behalf of Certificateholders, the Noteholders or the Indenture Trustee on behalf of Noteholders against the Servicer for any such uncured breach, except with respect to certain indemnities of the Servicer under the Trust Documents.

  Under the Trust Documents, the Servicer will be required to use its best efforts to repossess or otherwise comparably convert the ownership of any Product securing a Contract with respect to which the Servicer has determined that payments thereunder are not likely to be resumed as soon as practicable after default on such Contract, but in no event later than the day on which any
portion of a Scheduled Payment has become    days delinquent. The Servicer is
authorized to follow such of its normal collection practices and procedures as it deems necessary or advisable to realize upon any Contract. The Servicer may repossess and sell the Product securing such Contract at judicial sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Contracts." The Servicer will be entitled to recover all reasonable expenses incurred by it in connection therewith. The proceeds of such realization (net of such expenses) will be deposited in the Collection Account at the time and in the manner described above under "--Collections."

  The Trust Documents will provide that the Servicer will indemnify and defend the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Trust and the Securityholders against, among other things, any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership or operation by the Servicer or any affiliate thereof of any Product or in respect of any action taken or failed to be taken by the Servicer with respect to any portion of the Trust Property in violation of the provisions of the Trust Documents. The Servicer's obligations to indemnify the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Trust and the Securityholders for the Servicer's actions or omissions will survive the removal of the Servicer but will not apply to any action or omission of a successor Servicer.

SERVICING COMPENSATION

  Unless otherwise specified in the related Prospectus Supplement, with respect to each series of Securities, the Servicer will be entitled to receive the Servicing Fee for each Monthly Period in an amount equal to the product of one-twelfth of the Servicing Rate and the Aggregate Principal Balance as of the first day of such

Monthly Period. The Servicer also will be entitled to collect and retain any late fees or other administrative fees or similar charges allowed by the terms of the Contracts or applicable law. Unless otherwise provided in the related
Prospectus Supplement, the "Servicing Rate" will equal    % per annum
calculated on the basis of a 360-day year consisting of twelve 30-day months. As long as Green Tree is the Servicer, the Servicing Fee and any additional servicing compensation will be paid out of collections on or with respect to the Contracts after the required distributions to Noteholders and Certificateholders. If Green Tree is no longer the Servicer, the Servicing Fee and any additional servicing compensation will be paid out of collections on or with respect to the Contracts prior to distributions to Certificateholders and Noteholders. Unless otherwise specified in the related Prospectus Supplement, a "Monthly Period" with respect to any Distribution Date is the calendar month immediately preceding the month in which the Distribution Date occurs.

  Green Tree, as Servicer, will be required to pay all expenses incurred by it in connection with its servicing activities (including fees, expenses and disbursements of the Owner Trustee, the Indenture Trustee, the Custodian and independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders, except certain expenses incurred in connection with realizing upon the Contracts.

DISTRIBUTIONS

  With respect to each Trust, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of Securities entitled thereto will be made by the Owner Trustee or the Indenture Trustee, as applicable, to the Certificateholders and the Noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each class of Certificateholders and all payments to each class of Noteholders will be set forth in the related Prospectus Supplement.

CREDIT ENHANCEMENT

  The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a financial guaranty insurance policy, letter of credit, Green Tree guaranty, cash reserve fund, or other form of credit enhancement, or any combination thereof, as may be described in the related Prospectus Supplement. If specified in the applicable Prospectus Supplement, credit enhancement for a series of Securities may cover one or more other series of Securities.

  The presence of credit enhancement is intended to enhance the likelihood of receipt by the Certificateholders and the Noteholders of the full amount of principal and interest due thereon and to decrease the likelihood that the Certificateholders and the Noteholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

EVIDENCE AS TO COMPLIANCE

  On or before May 1 of each year the Servicer will deliver to each Owner Trustee and each Indenture Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of secured consumer contracts serviced by the Servicer under pooling and servicing agreements or sale and servicing agreements similar to the Trust Documents and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the applicable Trust Documents, except for any exceptions set forth in such report. A copy of such statement may be obtained by any Certificate Owner or Note Owner upon compliance with the requirements described above. See "Certain Information Regarding the Securities--Statements to Securityholders" above.

CERTAIN MATTERS REGARDING THE SERVICER

  Unless otherwise provided in the related Prospectus Supplement, Green Tree's appointment as Servicer under the related Trust Documents will continue until such time as it resigns, is terminated as Servicer, or until such time, if any, as a Servicer Termination Event shall have occurred under the related Trust Documents. The related Trust Documents will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination (as evidenced by an opinion of independent counsel, delivered and acceptable to the Owner Trustee and the Indenture Trustee), that by reason of a change in legal requirements its performance of such duties would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer. No such resignation will become effective until the Backup Servicer or other successor Servicer has assumed the servicing obligations and duties under the related Trust Documents.

  Unless otherwise provided in the related Prospectus Supplement, any corporation or other entity into which the Servicer may be merged or consolidated, resulting from any merger or consolidation to which the Servicer is a party, which acquires by conveyance, transfer or lease substantially all of the assets of the Servicer or succeeding to all or substantially all the business of the Servicer, where the Servicer is not the surviving entity, which corporation or other entity assumes every obligation of the Servicer under each Trust Document, will be the successor to the Servicer under the related Trust Documents; provided, however, that (i) such entity is an Eligible Servicer, and (ii) immediately after giving effect to such transaction, no Servicer Termination Event and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event shall have occurred and be continuing.

INDEMNIFICATION AND LIMITS ON LIABILITY

  Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will provide that the Servicer will be liable only to the extent of the obligations specifically undertaken by it under the Trust Documents and will have no other obligations or liabilities thereunder. The Trust Documents will further provide that neither the Servicer nor any of its directors, officers, employees and agents will have any liability to the Trust, the Certificateholders or the Noteholders, except as provided in the Trust Documents, for any action taken or for refraining from taking any action pursuant to the Trust Documents, other than any liability that would otherwise be imposed by reason of the Servicer's breach of the Trust Documents or willful misfeasance, bad faith or negligence (including errors in judgment) in the performance of its duties, or by reason of reckless disregard of obligations and duties under the Trust Documents or any violation of la.

  The Servicer may, with the prior consent of the Owner Trustee and the Indenture Trustee, if any, and the Backup Servicer, delegate duties under the related Trust Documents to any of its affiliates. In addition, the Servicer may at any time perform the specific duty of repossessing Products through subcontractors who are in the business of servicing consumer receivables. The Servicer may also perform other specific duties through subcontractors; provided, however, that no such delegation of such duties by the Servicer shall relieve the Servicer of its responsibility with respect thereto.

SERVICER TERMINATION EVENTS

  Unless otherwise provided in the related Prospectus Supplement, "Servicer Termination Events" under the Trust Documents will consist of (i) any failure by the Servicer to deliver to the Owner Trustee for distribution to Certificateholders or the Indenture Trustee for distribution to Noteholders any proceeds or payment required to be so delivered under the terms of the Certificates, the Trust Documents, the Notes or the Indenture that continues unremedied for a period of two Business Days after written notice is received by the Servicer from the Owner

Trustee or the Indenture Trustee, or after discovery of such failure by a responsible officer of the Servicer; (ii) any failure by the Servicer to deliver to the Owner Trustee and the Indenture Trustee, certain reports required by the Trust Documents by the fourth Business Day prior to the related Distribution Date; (iii) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates, the Trust Documents, the Notes or the Indenture which failure (A) materially and adversely affects the rights of Securityholders, and (B) continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee, the Indenture Trustee or any Securityholder; (iv)(A) the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law (the "Bankruptcy Laws"), and such case is not dismissed within 60 days; or (B) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer under the Bankruptcy Laws, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of their respective properties or ordering the winding up or liquidation of the affairs of the Servicer; (v) the commencement by the Servicer of a voluntary case under any Bankruptcy Law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of the Servicer's property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or (vi) any representation, warranty or statement of the Servicer made in the Trust Documents or any certificate, report or other writing delivered pursuant thereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust and, within 30 days after written notice thereof shall have been given to the Servicer by the Owner Trustee, the Indenture Trustee or any Securityholder, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured.

  Unless otherwise specified in the related Prospectus Supplement, if a Servicer Termination Event occurs and is continuing, the Owner Trustee, the Indenture Trustee (if any), or a Certificate Majority or a Note Majority, by notice then given in writing to the Servicer (and to the Owner Trustee and the Indenture Trustee if given by the Securityholders) may terminate all of the rights and obligations of the Servicer under the Trust Documents. Immediately upon the giving of such notice, and, in the case of a successor Servicer other than the Backup Servicer, the acceptance by such successor Servicer of its appointment, all authority of the Servicer will pass to the Backup Servicer or other successor Servicer. The Owner Trustee, the Indenture Trustee and the successor Servicer may set off and deduct any amounts owed by the Servicer from any amounts payable to the outgoing Servicer.

  On and after the time the Servicer receives a notice of termination, the Backup Servicer or other successor Servicer will be the successor in all respects to the Servicer and will be subject to all the responsibilities, restrictions, duties and liabilities of the Servicer under the related Trust Documents; provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the prior Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party (including a Securityholder) based on any alleged action or inaction of the prior Servicer. Notwithstanding the above, if the Backup Servicer shall be legally unable or shall be unwilling to act as Servicer, the Owner Trustee, the Indenture Trustee, a Certificate Majority or a Note Majority may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending any such appointment, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. "Eligible Servicer" means a person which, at the time of its appointment as Servicer, (A) is servicing a portfolio of consumer retail installment sales contracts and/or consumer installment loans, (B) is legally qualified and has the capacity to service the Contracts, (C) has demonstrated the ability to service professionally and competently a portfolio of consumer retail installment sales contracts and/or consumer installment loans similar to the Contracts in accordance with high standards of skill and care, and (D) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under the related Trust Documents or otherwise has available software which is adequate to perform its duties and responsibilities under such Trust Documents.

  Any successor Servicer shall be entitled to such compensation payable out of the Collection Account as the outgoing Servicer would have been entitled to under the Trust Documents if the outgoing Servicer had not resigned or been terminated.

  Upon any termination of, or appointment of a successor to, the Servicer, the Owner Trustee and the Indenture Trustee (if any) will each give prompt written notice thereof to Certificateholders and Noteholders, respectively, at their respective addresses appearing in the Certificate Register or the Note Register and to each Rating Agency.

AMENDMENT

  Unless otherwise provided in the related Prospectus Supplement, the Trust Documents may be amended by the Seller, the Servicer, the Owner Trustee and the Indenture Trustee, if any, but without the consent of any of the Securityholders, to cure any ambiguity or to correct or supplement any provision therein, provided that such action will not, in the opinion of counsel (which may be internal counsel to Green Tree or the Servicer) reasonably satisfactory to the Owner Trustee and the Indenture Trustee, materially and adversely affect the interests of the Securityholders. The Trust Documents may also be amended by Green Tree, the Servicer and the Owner Trustee and the Indenture Trustee (if any), and a Certificate Majority and a Note Majority (if applicable), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Documents or of modifying, in any manner, the rights of the Certificateholders or the Noteholders. No such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Contracts or distributions that are required to be made on any related Certificate or Note or the related Pass-Through Rate or Interest Rate or (ii) reduce the percentage of the Certificate Balance evidenced by Certificates or of the aggregate principal amount of Notes then outstanding required to consent to any such amendment, without the consent of the holders of all Certificates or all Notes, as the case may be, then outstanding.

TERMINATION

  Unless otherwise provided in the related Prospectus Supplement, with respect to each Trust, the Trust and the respective obligations of Green Tree, the Servicer, the Owner Trustee and the Indenture Trustee pursuant to the related Trust Documents will terminate upon the later of (i) the Distribution Date immediately following the maturity or other liquidation of the last Contract (including Green Tree's or the Servicer's purchase of the Contracts, as described below) or (ii) payment to Certificateholders and Noteholders of all amounts required to be paid to them pursuant to the related Trust Documents and the related Indenture and there shall be delivered to the Owner Trustee and the Indenture Trustee an opinion of counsel that all applicable preference periods under federal, state and local bankruptcy, insolvency and similar laws have expired with respect to the payments made pursuant to clause (i) or (ii) above.

  Unless otherwise provided in the related Prospectus Supplement, with respect to each series of Securities, in order to avoid excessive administrative expense, Green Tree and the Servicer each will be permitted, at its option, to purchase from the Trust, on any Distribution Date immediately following an Accounting Date as of which the Aggregate Principal Balance is equal to or less than 10% (or such other percentage as may be specified in the related Prospectus Supplement) of the Cutoff Date Principal Balance, all remaining Contracts in the related Trust and the other remaining Trust Property at a price equal to the aggregate of the Purchase Amounts therefor and the appraised value of any other remaining Trust Property. The exercise of this right will effect an early retirement of the related Certificates and Notes.

  If a General Partner is named in the related Prospectus Supplement, unless otherwise specified in the related Prospectus Supplement, the Trust Agreement will provide that, in the event that the sole remaining General Partner becomes insolvent, withdraws or is expelled as a General Partner or is terminated or dissolved, the Trust will terminate in 90 days and effect redemption of the Notes (if any) and prepayment of the Certificates following the winding-up of the affairs of the related Trust, unless within such 90 days the remaining General Partner, if any, and holders of a majority of the Certificates of such series agree in writing to the continuation of the business of the Trust and to the appointment of a successor to the General Partner, and the Owner Trustee is able to obtain an opinion of counsel to the effect that the Trust will not thereafter be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

  Unless otherwise specified in the related Prospectus Supplement, with respect to each series of Securities, the Owner Trustee will give written notice of the final distribution with respect to the Certificates to each Certificateholder of record and the Indenture Trustee will give written notice of the final payment with respect to the Notes (if any), to each Noteholder of record. The final distribution to any Certificateholder and the final payment to any Noteholder will be made only upon surrender and cancellation of such holder's Certificate or Note at the office or agency of the Owner Trustee, with respect to Certificates, or of the Indenture Trustee, with respect to Notes, specified in the notice of termination. Any funds remaining in the Trust, after the Owner Trustee or the Indenture Trustee has taken certain measures to locate a Certificateholder or Noteholder, as the case may be, and such measures have failed, will be distributed to The United Way, and the Certificateholders and Noteholders, by acceptance of their Certificates and Notes, will waive any rights with respect to such funds.

THE OWNER TRUSTEE

  The Owner Trustee for each Trust will be specified in the related Prospectus Supplement. The Owner Trustee, in its individual capacity or otherwise, and any of its affiliates may hold Certificates or Notes in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Owner Trustee, with the consent of the Servicer, shall have the power to appoint co-trustees or separate trustees of all or any part of the related Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the related Trust Documents will be conferred or imposed upon the Owner Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction where the Owner Trustee is incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee.

  The Owner Trustee of any Trust may resign at any time, in which event the General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer or its successor will be obligated to appoint a successor trustee. The General Partner, if any, specified in the related Prospectus Supplement (or, if no such General Partner is specified, the Servicer) may also remove the Owner Trustee, if the Owner Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In such circumstances, the General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of the Owner Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

DUTIES OF THE OWNER TRUSTEE

  The Owner Trustee will make no representation as to the validity or sufficiency of any Trust Document, the Certificates or the Notes (other than its execution of the Certificates and the Notes), the Contracts or any related documents, and will not be accountable for the use or application by the Servicer of any funds paid to the Servicer in respect of the Certificates, the Notes or the Contracts prior to deposit in the related Collection Account.

  The Owner Trustee will be required to perform only those duties specifically required of it under the Trust Documents. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished by the Servicer to the Owner Trustee under the Trust Documents, in which case it will only be required to examine such certificates, reports or instruments to determine whether they conform substantially to the requirements of the Trust Documents.

  The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Documents or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders or Noteholders, unless such Certificateholders or Noteholders have offered the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. No Certificateholder nor any Noteholder will have any right under the Trust Documents to institute any proceeding with respect to such Trust Documents, unless such holder has given the Owner Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Certificate Balance or the holders of Notes evidencing not less than 25% of the aggregate principal balance of the Notes then outstanding, as the case may be, have made written request to the Owner Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Owner Trustee reasonable indemnity, and the Owner Trustee for 30 days after the receipt of such notice, request and offer to indemnify has neglected or refused to institute any such proceedings.

THE BACKUP SERVICER

  The Backup Servicer for each Trust will be specified in the related Prospectus Supplement. While Green Tree is the Servicer, the Backup Servicer will not be liable or responsible for any obligation of the Servicer, and the Certificateholders and Noteholders may look only to Green Tree to perform such obligations. Upon the Servicer's receipt of a termination notice after the occurrence of a Servicer Termination Event, the Backup Servicer will automatically become the Servicer.

ADMINISTRATOR

  If an Administrator is specified in the related Prospectus Supplement, such Administrator will enter into an agreement (the "Administration Agreement") pursuant to which such Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture and the Trust Agreement.

                    CERTAIN LEGAL ASPECTS OF THE CONTRACTS

RIGHTS IN THE CONTRACTS

  The Contracts are "chattel paper" as defined in the UCC as in effect in the State of Minnesota. Pursuant to the UCC, an ownership interest in chattel paper may be perfected by possession or by filing a UCC-1 financing statement in the state where the seller's principal executive office is located. Accordingly, financing statements covering the Contracts will be filed by Green Tree in Minnesota.

  The Servicer will be obligated from time to time to take such actions as are necessary to continue the perfection of each Trust's interest in the related Contracts and the proceeds thereof. Green Tree will warrant in the Trust Documents with respect to the Contracts held by the related Trust and the Owner Trustee will pledge such right to the Indenture Trustee as collateral for the Notes, if any, that, as of the Closing Date, such Contracts have not been sold, pledged or assigned by Green Tree to any other person, and that it has good and indefeasible title thereto and is the sole owner thereof free of any Liens and that, immediately upon the transfer of the Contracts to such Trust pursuant to the related Trust Document, the Trust will have good and indefeasible title to and will be the sole owner of the Contracts, free of any Liens. In the event of an uncured breach of any of such warranties in the Trust Documents that materially and adversely affects the related Trust's, Certificateholders' or Noteholders' interest in any Contract (a "Repurchase Event"), Green Tree will be obligated to repurchase such Contract.

  Unless otherwise provided in the related Prospectus Supplement, Green Tree will hold the Contract Files on behalf of each Trust under a custodian agreement with the Trust. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in Green Tree's possession. UCC financing statements will be filed in Minnesota reflecting the sale and assignment of the Contracts to the Trustee, and Green Tree's accounting records and computer systems will also reflect such sale and assignment. In addition, the Contracts will be stamped or otherwise marked to indicate that such Contracts have been sold to the related Trust. Despite these precautions, if, through inadvertence or otherwise, any of the Contracts were sold to another party (or a security interest therein were granted to another party) that purchased (or took such security interest in) any of such Contracts in the ordinary course of its business and took possession of such Contracts, the purchaser (or secured party) would acquire an interest in the Contracts superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Contracts for new value and without actual knowledge of such Trust's interest. See "Description of the Trust Documents--Custody of Contract Files."

SECURITY INTERESTS IN THE PRODUCTS

  With respect to Products covered by a certificate of title, security interests in the Products must be perfected by notation of the secured party's lien on the certificate of title or by such notation on or actual possession of the certificate of title, depending on the law of the state wherein the purchaser resides. Security interests in certain other Products must be perfected by the filing of a UCC financing statement, naming the Obliger as debtor and Green Tree as secured party. The practice of Green Tree is to take such action as is required to perfect its security interest under the laws of the state in which the Product is located. In the event of clerical errors, administrative delays or otherwise, such actions may not have been taken with respect to a Product and such security interest may be subordinate to the interests of, among others, subsequent purchasers of the Products, holders of perfected security interests in the Product, and the trustee in bankruptcy of the Obligor. However, such failure would give rise to a Repurchase Event and obligate Green Tree to repurchase the affected Contract if the interests of the related Certificateholders, Noteholders or Trust were materially and adversely affected.

  Pursuant to the related Trust Document, Green Tree will assign the security interests in the Products to the Owner Trustee on behalf of the related Trust. However, because of the administrative burden and expense that would be entailed in doing so, none of Green Tree, the Seller, the Owner Trustee or the Servicer will be required, except to the extent provided below, to amend the certificates of title or UCC financing statements to identify the Owner Trustee as the new secured party and, accordingly, Green Tree will continue to be named as the secured party on the certificates of title or UCC financing statements relating to the Products. Further, the Servicer will be required to note the interest of the related Trust on the certificates of title for the Products or to amend the UCC financing statements only upon a Servicer Termination Event. In most states, an assignment such as that under the related Trust Documents should be an effective transfer of a security interest without amendment of any lien noted on the related certificate of title or financing statement, and the assignee should succeed to the assignor's status as the secured party. In the absence of fraud or forgery by the Obligor or administrative error by state recording officials, the notation of the lien of Green Tree on the certificate of title or the UCC financing statement should be sufficient to protect the related Trust against the rights of subsequent purchasers of a Product or subsequent lenders who take a security interest in the related Product. However, in the absence of such an amendment, the security interest of the related Trust in the related Products might be defeated by, among others, the trustee in bankruptcy of Green Tree or the Obligor. However, such failure would give rise to a Repurchase Event and obligate Green Tree to repurchase the affected Contract if the interests of the related Certificateholders, Noteholders or Trust were materially and adversely affected.

  In most states, a perfected security interest in a Product subject to certificate of title continues for four months after the Product is moved to a different state and thereafter until the owner re-registers the Product in the new state, but in no event beyond the surrender of the certificate of title. A majority of states require surrender of a certificate of title to re-register a Product. Accordingly, the secured party must surrender possession if it holds the certificate of title to such Product. In the case of Product registered in states which provide for notation of a lien but not possession of the certificate of title by the holder of the security interest in the related Product, the secured party should receive notice of surrender if the security interest in the Product is noted on the certificate of title. Accordingly, the secured party should have the opportunity to re-perfect its security interest in the Product in the state of relocation. In states that do not require a certificate of title for registration of a Product, re-registration could defeat perfection.

  In the ordinary course of servicing its secured consumer contract portfolio, it is the practice of Green Tree to effect such re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Product subject to a certificate of title, Green Tree must surrender possession of the certificate of title or receive notice as a result of its lien noted thereon and accordingly should have an opportunity to require satisfaction of the related Contract before release of the lien. Under the related Trust Document, the Servicer will be obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interest in such Product, and the failure to take such steps would obligate the Servicer to purchase the related Contract if such failure materially and adversely affects the interests of the related Certificateholders, Noteholders and Trust in such Contracts.

  Under the laws of most states, liens for repairs performed on a vehicle and liens for unpaid taxes take priority over even a perfected security interest in a Product. Green Tree in the related Trust Document will represent that, immediately prior to the sale, assignment and transfer thereof to the related Trust, each Contract held by such Trust was secured by a valid, subsisting and enforceable first priority perfected security interest in favor of Green Tree, as secured party. However, liens for taxes, judicial liens or liens arising by operation of law could arise at any time during the term of a Contract. In addition, the laws of certain states and federal law permit the confiscation of motor vehicles and certain other consumer products by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated product. No notice will be given to the Owner Trustee, Indenture Trustee, Certificateholders or Noteholders in the event such a lien or confiscation arises, and if such lien arises or confiscation occurs after the date of issuance of any series of Certificates and Notes, neither Green Tree nor the Servicer will be required to repurchase or purchase the related Contract.

REPOSSESSION

  In the event of default by an Obligor, the owner of a retail installment sales contract or installment loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The remedies of a secured party under the UCC include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by Green Tree in most cases and is accomplished simply by taking possession of the Product. In the event of default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the Product must then be repossessed in accordance with that order. Other jurisdictions permit repossession without notice, but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action is required. A secured party may be held responsible for damages caused by a wrongful repossession of a Product, including a wrongful repossession conducted by an agent of the secured party. The Servicer will be required to indemnify the related Trust for any liability imposed upon such Trust as a result of a wrongful repossession. In many states, a Product may be repossessed without notice to the Obligor, but only if the repossession can be accomplished without a breach of the peace.

NOTICE OF SALE; REDEMPTION RIGHTS

  The UCC and various other state laws require a secured party who has repossessed the collateral securing an obligation to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the entire unpaid time balance of the obligation (less any unaccrued finance charges) plus accrued default charges, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided in the financing documents, reasonable attorneys' fees, or in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

  The proceeds of resale of Products generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the related Contract. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit such judgments, subject to satisfaction of statutory procedural requirements by the holder of the obligation. However, any deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all. Green Tree generally seeks to recover any deficiency existing after repossession and sale of a Product.

  Occasionally, after resale of a repossessed Products, and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the law of most states requires the secured party to remit the surplus to any holder of another lien with respect to the Product, if proper notification of demand for proceeds is received prior to distribution, or, if no such lienholder exists, to remit the surplus to the former owner of the Product.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

  The Relief Act imposes certain limitations upon the actions of creditors with respect to persons serving in the Armed Forces of the United States and, to a more limited extent, their dependents and guarantors and sureties of debt incurred by such persons. An obligation incurred by a person prior to entering military service cannot bear interest at a rate in excess of 6% during the person's term of military service, unless the obligee petitions a court which determines that the person's military service does not impair his or her ability to pay interest at a higher rate. Further, a secured party may not repossess during a person's military service a Product subject to an installment sales contract or a promissory note entered into prior to the person's entering military service, for a loan default which occurred prior to or during such service, without court action. The Relief Act imposes penalties for knowingly repossessing property in contravention of its provisions. Additionally, dependents of military personnel are entitled to the protection of the Relief Act, upon application to a court, if such court determines the obligation of such dependent has been materially impaired by reason of the military service. To the extent an obligation is unenforceable against the person in military service or a dependent, any guarantor or surety of such obligation will not be liable for performance.

CONSUMER PROTECTION LAWS

  Numerous Federal and state consumer protection laws and related regulations impose substantive and disclosure requirements upon lenders and servicers involved in consumer finance. Some of the Federal laws and regulations include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, and the Federal Reserve Board's Regulations B and Z.

  In addition to Federal law, state consumer protection statutes regulate, among other things, the terms and conditions of retail installment contracts and promissory notes pursuant to which purchasers finance the acquisition of consumer products. These laws place finance charge ceilings on the amount that a creditor may charge in connection with financing the purchase of a consumer product. These laws also impose other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply. In some cases, this liability could affect the ability of an assignee, such as the related Trust, to enforce consumer finance contracts such as the Contracts. The "Credit Practices" Rule of the Federal Trade Commission (the "FTC") imposes additional restrictions on contract provisions and credit practices.

  The FTC's so-called holder-in-due-course rule has the effect of subjecting persons that finance consumer credit transactions (and certain related lenders and their assignees) to all claims and defenses which the purchaser could assert against the seller of the goods and services. An assignee's affirmative liability to pay money to such aggrieved purchaser in the event of a successful claim is limited to amounts paid by the purchaser under the consumer credit contract. However, the assignee's ability to collect any balance remaining due thereunder is subject to these claims and defenses. Accordingly, each Trust, as assignee of the related Contracts, will be subject to claims or defenses, if any, that the purchaser of the related Product may assert against the seller of such Product.

  Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

  Green Tree will warrant in the related Trust Document that as of the date of origination each Contract held by the related Trust complied with all requirements of applicable law in all material respects. Accordingly, if such Trust's interest in a Contract were materially and adversely affected by a violation of any such law, such violation would constitute a Repurchase Event and would obligate Green Tree to repurchase the Contract unless the breach were cured. Under the related Trust Document, Green Tree will be required to indemnify the related Trust for any liability resulting from the failure of a Contract to be in compliance with all requirements of law. See "Description of the Trust Documents--Sale and Assignment of the Contracts."

OTHER LIMITATIONS

  In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a proceeding under Chapter 13 of the U.S. Bankruptcy Code of 1978, as amended, a court may prevent a lender from repossessing collateral, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the collateral at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract, change the rate of interest and time of repayment of the indebtedness or substitute collateral securing such indebtedness.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The anticipated federal income tax consequences of the purchase, ownership and disposition of each series of Securities will be discussed in the related Prospectus Supplement. Such discussion will not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

                             ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties and certain prohibitions on persons who are fiduciaries of plans subject to ERISA. Under ERISA, generally any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of such plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

  Certain transactions involving the related Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Securities if assets of the related Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of Notes and Certificates will be discussed in the related Prospectus Supplement.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

  A plan fiduciary considering the purchase of Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                             PLAN OF DISTRIBUTION

  On the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") with respect to each Trust, the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of each class of Securities of the related series set forth therein and in the related Prospectus Supplement.

  In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased, or the Underwriting Agreement may be terminated.

  Each Prospectus Supplement will either (i) set forth the price at which each class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (ii) specify that the related Securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Securities, the public offering price and such concessions may be changed.

  Each Underwriting Agreement will provide that Green Tree will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

  The Indenture Trustee, if any, may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

  Under each Underwriting Agreement, the closing of the sale of any class of Securities subject thereto will be conditioned on the closing of the sale of all other such classes.

  The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

  Certain matters with respect to the validity of the Certificates and the Notes will be passed upon for the Seller by Dorsey & Whitney P.L.L.P., Minneapolis, Minnesota. The validity of the Certificates and the Notes will be passed upon for the underwriters named in the related Prospectus Supplement by [u/w counsel].

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the expenses to be incurred in connection with the offering of the Asset-Backed Certificates and the Asset-Backed Notes, other than underwriting discounts and commissions, described in this Registration Statement:

   Securities and Exchange Commission Registration Fee................. $344.83
   Printing and Engraving..............................................
   Legal Fees and Expenses.............................................
   Blue Sky Filing and Counsel Fees....................................
   Accounting Fees and Expenses........................................
   Trustee Fees and Expenses...........................................
   Rating Agencies' Fees...............................................
   Miscellaneous Expenses..............................................
                                                                        -------
       Total........................................................... $
                                                                        =======

--------
* All fees and expenses, other than the Securities and Exchange Commission Registration Fee, are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Green Tree Financial Corporation is incorporated under the laws of Delaware.
Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise). The indemnity may include expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceedings, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may identify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

  The Certificate of Incorporation and Bylaws of Green Tree Financial Corporation provide, in effect, that, subject to certain limited exceptions, such corporation will indemnify its officers and directors to the extent permitted by the Delaware General Corporation Law.

ITEM 16. EXHIBITS.

  The Exhibits filed as part of this Registration Statement are:

 1.1 --Form of Underwriting Agreement.
 3.1 --Certificate of Incorporation of Green Tree (incorporated by reference to
      Exhibit 3.1 to the registrant's Registration Statement No.    .
 3.2 --By-Laws of Green Tree (incorporated by reference to Exhibit 3.2 to the
      registrant's Registration Statement No.    .
 4.1 --Form of Pooling and Servicing Agreement between Green Tree, as Seller and as Servicer, and the Owner Trustee.

  4.2 --Form of Sale and Servicing Agreement relating to Trusts including Pre-
       Funding Accounts or issuing Notes.
  4.3 --Form of Trust Agreement relating to Trusts including Pre-Funding
       Accounts or issuing Notes.
  4.4 --Form of Indenture between the Trust and the Indenture Trustee, including form of Note.
  5.1 --Opinion and consent of Dorsey & Whitney with respect to legality.
  8.1 --Opinion and consent of Dorsey & Whitney with respect to tax matters (to be filed by amendment).
 23.1 --Consent of Dorsey & Whitney (included as part of Exhibit 5.1).
 23.2 --Consent of Dorsey & Whitney (included as part of Exhibit 8.1).
 25.1 --Form of T-1 Statement of Eligibility under the Trust Indenture Act of
       1939 of the Indenture Trustee (to be filed by amendment).
 99.1 --Form of Prospectus Supplement for Grantor Trusts.
 99.2 --Form of Prospectus Supplement for Trusts including Pre-Funding Accounts or issuing Notes.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Owner Trust's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement.

    Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

    Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MINNEAPOLIS, STATE OF MINNESOTA, ON THE 30TH DAY OF SEPTEMBER, 1995.

                                          Green Tree Financial Corporation

                                                     /s/ John W. Brink
                                          By __________________________________
                                                       JOHN W. BRINK
                                                 Executive Vice President,
                                               Treasurer and Chief Financial
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON SEPTEMBER 30, 1995. EACH PERSON WHOSE SIGNATURE TO THIS REGISTRATION STATEMENT APPEARS BELOW HEREBY CONSTITUTES AND APPOINTS JOHN W. BRINK AND RICHARD G. EVANS AS HIS/HER TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH FULL POWER OF SUBSTITUTION, TO SIGN ON HIS BEHALF INDIVIDUALLY AND IN THE CAPACITY STATED BELOW AND TO PERFORM ANY ACTS NECESSARY TO BE DONE IN ORDER TO FILE ALL AMENDMENTS AND POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT, AND ANY AND ALL INSTRUMENTS OR DOCUMENTS FILED AS PART OF OR IN CONNECTION WITH THIS REGISTRATION STATEMENT OR THE AMENDMENTS THERETO AND EACH OF THE UNDERSIGNED DOES HEREBY RATIFY AND CONFIRM ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, OR HIS SUBSTITUTES, SHALL DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

              SIGNATURE                        TITLE                 DATE

        /s/ Lawrence M. Coss           Chairman of the           September 30,
-------------------------------------   Board and Chief                   1995
          LAWRENCE M. COSS              Executive Officer
                                        (Principal
                                        Executive Officer
                                        and Director)

          /s/ John W. Brink            Executive Vice            September 30,
-------------------------------------   President,                        1995
            JOHN W. BRINK               Treasurer and Chief
                                        Financial Officer
                                        (Principal
                                        Financial Officer)

         /s/ Robley D. Evans           Vice President and        September 30,
-------------------------------------   Controller                        1995
           ROBLEY D. EVANS              (Principal
                                        Accounting Officer)

        /s/ Richard G. Evans           Director                  September 30,
-------------------------------------                                     1995
          RICHARD G. EVANS

                                       Director
-------------------------------------
            W. MAX MCGEE

                                       Director
-------------------------------------
           TANIA A. MODIC

       /s/ Robert S. Nickoloff         Director                  September 30,
-------------------------------------                                     1995
         ROBERT S. NICKOLOFF

         /s/ Robert D. Potts           Director                  September 30,
-------------------------------------                                     1995
           ROBERT D. POTTS